                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                              SPARTON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              SPARTON CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at the offices of the Corporation, 2400 East Ganson Street, Jackson, Michigan 49202, on Wednesday, October 24, 2001, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect three directors each for a term of three years as set forth in the Proxy Statement.

          2. To approve a proposal to amend and restate the Sparton Corporation Stock Incentive Plan.

          3. To transact such other business as may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on September 14, 2001 are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors

                                            R. JAN APPEL
                                            Secretary

September 28, 2001

                                   IMPORTANT

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and date the Proxy enclosed and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if you so request by revoking it as described in the Proxy Statement.

                              SPARTON CORPORATION
                            2400 East Ganson Street
                            Jackson, Michigan 49202

                               ------------------

                                PROXY STATEMENT

                               ------------------

     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 24, 2001

                                  SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the "Company"), of proxies for use at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 2400 East Ganson Street, Jackson, Michigan 49202, on October 24, 2001 at 10 a.m., local time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are being mailed to shareholders on or about September 28, 2001.

     At the meeting, the Company's shareholders will act upon the election of three directors, each to serve for a three year term until the annual meeting held in the year 2004 or until their successors are elected and qualified, as described in more detail in this Proxy Statement. The shareholders will also vote on a proposal to amend and restate the Company's Stock Incentive Plan.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 14, 2001, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. As of September 14, 2001, the record date for the Annual Meeting, the Company had outstanding 7,570,090 shares of Common Stock, each entitled to one vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.

PRINCIPAL SHAREHOLDERS

     As of August 31, 2001, the persons named in the following table were known by the management to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                   AMOUNT AND
                                     NATURE
        NAME AND ADDRESS          OF BENEFICIAL                   PERCENT
      OF BENEFICIAL OWNER           OWNERSHIP                     OF CLASS
      -------------------         -------------                   --------
John J. Smith Trust                 1,825,100(1)                   24.11%(1)
Bradley O. Smith
  6043 N. Gatehouse, SE
  Grand Rapids, Michigan 49546        898,347(2)                   11.87(2)
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, llth Fl
  Santa Monica, California 90401      529,200(3)                    6.99(3)

---------------

(1) Bradley O. Smith and R. Jan Appel are co-trustees of the John J. Smith Trust and they share voting and investment power over the shares held by the trust.

(2) Includes 348,468 shares owned individually by Mr. Bradley O. Smith, 197,549 shares owned by Mr. Smith jointly with his wife, Sharon A. Smith and 341,240 shares over which Mr. Smith holds sole voting and investment power. Includes 11,090 shares owned by Mr. Smith's wife, Sharon A. Smith. Does not include 1,825,100 shares owned by the John J. Smith Trust, of which voting and investment powers are shared by Mr. Smith as a co-trustee. Mr. Smith disclaims beneficial ownership of the shares held by the John J. Smith Trust, although he is a beneficiary of a trust which is a beneficiary of this Trust.

(3) According to information included in the Form 13G Report filed as of December 31, 2000, by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 529,200 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional possesses sole voting and investment power over all such shares. Dimensional disclaims beneficial ownership of all such shares. The 6.99% of class is based on Dimensional's reporting of shares held at December 31, 2000 and the shares outstanding as of August 31, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

     As of August 31, 2001, the following table shows the shares of the Company's Common Stock beneficially owned by the Named Executives identified in the Compensation Table shown later in this Proxy Statement and all officers and directors of the Company as a group:

                                            AMOUNT AND NATURE OF     PERCENT OF
                   NAME                     BENEFICIAL OWNERSHIP      CLASS(7)
                   ----                     ---------------------    ----------
David W. Hockenbrocht                              405,902(1)           5.34%
Douglas E. Johnson                                  25,000(2)              *
Richard L. Langley                                  28,450(3)              *
Charles A. Stranko                                   1,250(4)              *
Alan J. Houghtaling                                  7,000(5)              *
All Officers and Directors                       3,209,201(6)          41.99

---------------

* denotes a percentage of less than 1%.

(1) Includes 32,000 shares, which Mr. Hockenbrocht has the right to acquire pursuant to options exercisable within 60 days. The amount also includes 319,100 shares held by one of the Company's retirement plans, as to which Mr. Hockenbrocht holds voting and investment power in his capacity as Chief Executive Officer of the Company. Although Mr. Hockenbrocht is a participant in the plan, he disclaims beneficial ownership of the shares held by the plan.

(2) Includes 20,000 shares, which Mr. Johnson has the right to acquire pursuant to options exercisable within 60 days.

(3) Includes 13,750 shares which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days.

(4) Includes 1,250 shares which Mr. Stranko has the right to acquire pursuant to options exercisable within 60 days.

(5) Includes 6,000 shares which Mr. Houghtaling has the right to acquire pursuant to options exercisable within 60 days.

(6) Includes shares under options held by all officers and directors exercisable within 60 days and 1,825,100 shares held by the John J. Smith Trust of which Bradley O. Smith and R. Jan Appel are co-trustees. Mr. Smith and Mr. Appel share voting and investment power over the shares held by the trust.

(7) Calculation is based on total shares outstanding plus the shares subject to options exercisable within 60 days as described in this Proxy Statement.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted "FOR" the election of the three director nominees and "FOR" the proposal to amend and restate the Stock Incentive Plan.

     Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

     The shareholders of the Company have cumulative voting rights in the election of directors at the Annual Meeting if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires that the voting at such election shall be cumulative. An announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary.

     If voting for the election of directors at the Annual Meeting is cumulative, each shareholder will have the right to cast that number of votes which equals the number of shares owned by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for one candidate or distribute such votes among any number of candidates as the shareholder elects. The actual number of shares required for election of a candidate will vary depending upon the total number of shares voted. However, shareholders owning 1,892,523 shares, or approximately 25% of the Company's outstanding shares, could elect at least one director to the class of three directors to be elected at the 2001 Annual Meeting if there are four nominees.

                             ELECTION OF DIRECTORS

     The following directors whose terms of office expire at the Annual Meeting, Messrs. David P. Molfenter, W. Peter Slusser, and Bradley O. Smith, are nominees each for election to a three year term expiring in 2004. The following portion of this Proxy Statement contains additional information about these nominees.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of Common Stock will be elected as directors. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

     It is believed that all three nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the proxy holders may in their discretion select.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES, DAVID P. MOLFENTER, W. PETER SLUSSER, AND BRADLEY O. SMITH. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the three nominees.

     In the following table, the column "Amount and Nature of Beneficial Ownership" relates to common shares of the Company beneficially owned by the directors and nominees as of August 31, 2001, and is based upon information furnished by them.

                                                                        HAS
                                                                       SERVED     AMOUNT AND
                                                                        AS A        NATURE
                                                                      DIRECTOR   OF BENEFICIAL   PERCENT OF
         NAME           AGE           PRINCIPAL OCCUPATION             SINCE     OWNERSHIP (1)   CLASS (1)
         ----           ---   -------------------------------------   --------   -------------   ----------
                       NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2004

David P. Molfenter..... 56    Retired since August 2000, formerly       2000           1,000           *
                              Vice President Command, Control,
                              Communication and Information Systems
                              Segment, Raytheon Systems Company, a
                              high technology company specializing
                              in defense electronics, Fort Wayne,
                              Indiana; December 1997-August 2000.
                              Vice President and General Manager
                              Hughes Aircraft, a defense
                              electronics contractor, December
                              1995-December 1997.

W. Peter Slusser....... 72    President, Slusser Associates, Inc.,      1997           1,000           *
                              Investment Banking, New York, New
                              York.

                                                                        HAS
                                                                       SERVED     AMOUNT AND
                                                                        AS A        NATURE
                                                                      DIRECTOR   OF BENEFICIAL   PERCENT OF
         NAME           AGE           PRINCIPAL OCCUPATION             SINCE     OWNERSHIP (1)   CLASS (1)
         ----           ---   -------------------------------------   --------   -------------   ----------
Bradley O. Smith....... 56    Chairman of the Board, Sparton            1998         898,347(2)    11.87%
                              Corporation, Jackson, Michigan since
                              October 2000. Private Investor since
                              May 1998. For the preceding 24 years,
                              owner and President of Tracy
                              Products, Inc., an automotive metal
                              stamping company, Ionia, Michigan.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2002

Robert J. Kirk......... 88    Financial Consultant, Toledo, Ohio.       1978           6,000           *

Richard L. Langley..... 56    Chief Financial Officer, Vice             2001          28,450(3)        *
                              President and Treasurer of Sparton
                              Corporation, Jackson, Michigan.

William I. Noecker..... 52    Director of Program Management,           1999           1,440           *
                              Fisher Dynamics Corp, St. Clair
                              Shores, Michigan, an automotive
                              seating supplier since 1996. Chairman
                              of Brasco International Inc., an
                              aluminum fabricator, Detroit,
                              Michigan since 1993.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2003

James N. DeBoer........ 76    Partner, law firm of Varnum,              1971           4,370           *
                              Riddering, Schmidt & Howlett, LLP,
                              Grand Rapids, Michigan.

David W.                66    Chief Executive Officer since October     1978         405,902(4)     5.34
  Hockenbrocht.........       2000 and President of Sparton
                              Corporation, Jackson, Michigan since
                              1978.

James D. Fast.......... 53    Chief Executive Officer and President     2001           1,200           *
                              of Ionia County National Bank, Ionia,
                              Michigan.

---------------

* denotes a percentage of less than 1%.

(1) Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(2) Reference is made to note (2) of Principal Shareholders on page 2.

(3) Reference is made to note (3) of Security Ownership of Management on page 3.

(4) Reference is made to note (1) of Security Ownership of Management on page 3.

     Except as noted the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

     Mr. W. Peter Slusser is a director of Ampex Corporation and Tyco International Ltd.

     The Board of Directors, which had eight meetings during the past year, has standing Audit, Compensation, Executive and Nominating Committees.

     The Audit Committee met two times last year and consists of Messrs. Robert
J. Kirk, David P. Molfenter and William I. Noecker. This committee operates under a written charter and oversees auditing, financial reporting and internal control matters. It also recommends the firm that Sparton should retain as its independent auditors. The Committee consults with the independent auditors and reviews their audit and other work. The Committee also consults with the Chairman of the Board, President and Treasurer and reviews Sparton's internal controls and compliance with policies. The members of the Audit Committee are independent, as defined under the New York Stock Exchange listing standards. The independent auditors have access to the committee without any other members of management being present. The Audit Committee met with management and the independent accountants before the announcement of third quarter earnings in May. The Committee also reviewed annual results and the Audit Committee report before filing. The functions and qualifications for membership are set forth in its charter, a copy of which is attached as Appendix A to this Proxy Statement.

     The Compensation Committee, which held two meetings last year and consisted of Messrs. James N. DeBoer, David W. Hockenbrocht, David P. Molfenter, and W. Peter Slusser, monitors the remuneration, including stock options, for the Company's executive officers.

     The Executive Committee, which consisted of Messrs. James N. DeBoer, David
W. Hockenbrocht, and Bradley O. Smith, held four meetings last year.

     The Nominating Committee, which consisted of Messrs. David W. Hockenbrocht, David P. Molfenter, and Bradley O. Smith, met once last year.

     All current directors attended at least 75% of the meetings of the Board and committees on which they serve.

     Prior to September 1, 2001, directors who were not employees of the Company were compensated at the rate of $350 per month and $500 for each director's meeting attended. Members of the Audit Committee received $500 for each Audit Committee meeting attended. Directors who were employees of the Company received $350 for each director's meeting attended.

     Effective September 1, 2001, the Board of Directors adjusted the fees to be paid for attendance at meetings to the following: Non-Employee directors will receive an annual retainer of $7,200, $600 for each regularly scheduled Board Meeting, $350 for each committee meeting attended the same day as a regularly scheduled Board Meeting, and $500 for each special Board Meeting. Directors who are employees of the Company are to be paid $500 for each Board Meeting attended.
                ------------------------------------------------

                  PROPOSAL TO APPROVE THE SPARTON CORPORATION
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

PROPOSED AMENDMENT

     The Board of Directors has adopted a resolution recommending shareholder approval of an amended and restated Stock Incentive Plan (the "Plan") that amends and restates the Sparton Corporation 1999 Stock Incentive Plan. The amendment to the Plan generally provides for: including non-employee directors as participants in the Plan, establishing the Board as the administrator of the Plan as it affects non-employee directors, increasing the number of shares that may be offered under the Plan from 500,000 to 760,000, and extending the term to exercise accrued rights to a period of three years following the termination of a participant's status as an employee or non-employee director.

REASONS FOR PROPOSED AMENDMENT

     The Board has determined that including non-employee directors as participants in the Plan will promote the long-term success of the Company for the benefit of the Company's shareholders by aligning the personal interests of the Company's non-employee directors with those of its shareholders. The amended and restated Plan will enable the Company to attract, retain and reward non-employee directors as well as to allow such individuals to participate in the Company's future.

     The additional shares proposed to be made available for grants and awards under the Plan are needed to allow for grants to the non-employee directors as well as to facilitate future grants under the Plan consistent with the philosophy and objectives of the Company's compensation program.

     The Board has also determined that the length of time to exercise accrued rights under the Plan should be extended to three years following the termination of a participant's status as an employee or non-employee director in order to provide participants a greater amount of flexibility in such situations.

ADMINISTRATION

     The Plan shall be administered by the Board or, if appointed by the Board to administer the Plan with respect to employees, a Committee designated by the Board consisting of not less than three directors who are appointed from time to time by the Board, each of whom shall qualify as a non-employee director. Subject to the Company's Code of Regulations, Bylaws and the provisions of the Plan, the Board and/or Committee has the authority to select directors and/or key employees, respectively, to whom awards may be granted; the type of awards (or combination thereof) to be granted; the number of shares of Common Stock to be included in each award; and the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

SUMMARY OF THE PLAN

     The Plan provides for the granting of a variety of stock-based awards, such as stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), reload options, stock appreciation rights, restricted stock and performance shares. The term of the Plan is ten years; no awards may be granted under the Plan after October 24, 2011.

     Stock Options, SAR's, Restricted Stock, and Performance Shares.   Stock
options granted under the Plan may be either incentive stock options under
Section 422 of the Code, or nonqualified options. Non-employee directors will not be eligible to receive incentive stock options. The exercise price for both incentive stock options and nonqualified options must equal at least 100% of the fair market value of the stock at the date of grant. The Plan also provides for the discretionary grant of stock appreciation rights in tandem with stock options. In addition, the Plan allows for the grant of performance share awards and shares of restricted stock upon such terms and conditions as determined by the Committee or the Board, as applicable.

     Shares Subject to Plan. If the proposed amended and restated Plan is approved, there will be 760,000 shares of Common Stock, $1.25 par value, authorized under the Plan. The shares to be offered under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other changes in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised options, lapsed shares of restricted stock, and shares or options surrendered in payment for exercising options and/or tax withholding obligations may be reissued under the Plan. As of September 28, 2001, options for 146,500 shares are outstanding under the Plan and 353,500 shares are available for future option grants under the Plan. If the proposed amended and restated Plan is approved, the number of shares available for future option grants will be 613,500. The closing price per share of the Company's Common Stock on August 31, 2001 was $7.20.

     Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part of the Plan. However, unless otherwise required by law, the rights of a participant with respect to awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of individuals eligible to receive awards under the Plan, extend the maximum option period under the Plan, or decrease the option price of any option to less than 100% of the fair market value on the date of grant.

     Eligibility. Key employees of the Company or a subsidiary of the Company and non-employee directors of the Company are eligible to receive awards under the Plan. The Board or Committee, if applicable, will consider the nature of the services rendered by such individuals, their present and potential contribution to the Company's success and the success of the particular subsidiary or division of the Company by which they are employed, and such other factors as the Board or Committee in its discretion shall deem relevant. There are currently approximately 65 key employees eligible to receive awards under the Plan and there are currently six non-employee directors who will be eligible to receive awards under the Plan, if the proposed amended and restated Plan is approved.

     Participation and Assignability. No award, option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer or encumbrance. Neither the Plan nor any award agreement granted under the Plan entitles any participant to any right to continued employment by the Company or any subsidiary.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code as now in effect, at the time an incentive stock option is granted or exercised, the optionee will not be deemed to receive any income and the Company will not be entitled to any deduction. However, the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise is a tax preference item, which may subject the optionee to the alternative minimum tax in the year of exercise. The holder of an incentive stock option generally will be accorded capital gain or loss treatment on the sale or disposition of Common Stock acquired by exercise of an incentive stock option, provided the sale or disposition occurs more than two years after the date of grant and more than one year after exercise. An optionee who disposes of shares acquired upon exercise of an incentive stock option prior to the expiration of the foregoing holding periods realizes ordinary income upon the sale or disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation expense. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered.

     Upon the exercise of a nonqualified stock option, an optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock acquired at the time of exercise and the Company will receive a corresponding compensation deduction. Payment of the exercise price by surrendering shares of Company Common Stock generally will not result in the recognition of a capital gain or loss on the shares surrendered. When the optionee disposes of the shares acquired by the exercise of the option, any difference between the fair market value of the shares on the date of exercise and the amount realized will be treated as capital gain or loss. Participants will recognize no income on the grant of any reload option. The tax consequences to the participant and the Company with respect to reload options are the same as they are for a nonqualified stock option.

OPTION GRANTS UNDER THE PLAN

     The following is a description of the total number of options received under the Plan by the persons and groups identified: John J. Smith -- 0, David
W. Hockenbrocht -- 40,000, Douglas E. Johnson -- 10,000, Richard L.
Langley -- 35,000, Charles A. Stranko -- 7,500, Alan J. Houghtaling -- 6,000, all executive officers as a group -- 138,500, all other employees as a group -- 10,500. Those employees who received stock options in excess of 5% of the stock options issued, R. Jan Appel -- 10,000, Stephanie Martin -- 15,000 and Michael Woods -- 10,000. No options have been granted under the Plan to outside directors or to associates of either directors or executive officers of the Company.

REQUIRED VOTE FOR APPROVAL

     The affirmative vote by the holders of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the amended and restated Plan, provided that the holders of a majority of the issued and outstanding shares of Company Common Stock vote on the proposal. While broker non-votes will be counted in determining the quorum for the meeting, they will not be treated as votes cast on the approval of this Plan. Shares voted as abstentions will be counted as votes cast against the proposal.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PLAN. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the amended and restated Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed Sparton's audited financial statements for the fiscal year ended June 30, 2001, with management and with Sparton's independent auditors, Ernst & Young LLP. Management is responsible for Sparton's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Sparton's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon.

     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), discussed with Ernst & Young LLP their independence and considered the compatibility of non-audit services provided by Ernst & Young LLP with their independence.

     Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2001, be included in Sparton's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

Robert J. Kirk, Chairman  David P. Molfenter        William I. Noecker

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Audit Committee recommends, and the Board of Directors selects, independent public auditors for Sparton. In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during 2001. The Audit Committee has considered the provision of all non-audit services performed by Ernst & Young LLP with respect to maintaining auditor independence. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

Audit Fees -- The aggregate fees of Ernst & Young LLP for professional services rendered for the audit of Sparton's annual financial statements for the fiscal year ended June 30, 2001, and the reviews of the financial statements included in Sparton's Quarterly Reports on Form 10-Q for that fiscal year were $255,000.

All Other Fees -- Fees for additional services billed by Ernst & Young LLP for the fiscal year ended June 30, 2001, primarily for audits of the Company's employee benefits plans and preparation and review of the Company's income tax returns, totaled $75,000.

Financial Information Systems Design and Implementation Fees -- Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables provide certain data and information on the compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers (other than the CEO) whose annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"). This report addresses the Company's compensation policies and programs for the year ended June 30, 2001, the details of which are reflected in the tables set forth in the following pages of this Proxy Statement. The Company's and the Board's policies and practices pertaining to the compensation of executive officers and management have been in effect for a number of years.

COMPENSATION COMMITTEE REPORT

     Decisions on the compensation of the Company's executive officers are monitored by the Board's Compensation Committee. This Committee is composed of Messrs. David W. Hockenbrocht, Chief Executive Officer and President, and three non-employee directors; Messrs. DeBoer, Molfenter and Slusser.

     The Company has long-established policies and practices intended to compensate its salaried employees in a manner that will enable the Company to attract, retain and motivate them to accomplish corporate goals and objectives. These policies and practices encourage management to remain dedicated to the maximization of shareholder value.

     The Company's compensation program is comprised of several elements: cash compensation (including salary and incentive bonus), incentive stock options and defined benefit and defined contribution retirement plans. Reflective of the Company's goal of relating compensation to corporate performance, the incentive bonus compensation plan permits certain executive officers to earn additional compensation if the pretax earnings of their operating unit is in excess of an established goal. The performance goals for this plan are reviewed and approved annually by the Compensation Committee. In addition, at the discretion of the Committee, bonuses may be paid in addition to or in lieu of bonuses earned under the incentive bonus plan based on the Committee's evaluation of the employee's individual performance, level of responsibility and experience. During the past fiscal year, discretionary bonuses, as well as bonuses under the incentive bonus compensation plan, were paid to the Named Executives.

     The Committee members, who are non-employee directors, use the same procedures described above in setting the annual salary, bonus, and incentive stock option grants for David W. Hockenbrocht, the Company's Chief Executive Officer. These Committee members evaluate the performance of Mr. Hockenbrocht at least annually based on both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met.

     Mr. Hockenbrocht's annual base salary for the fiscal year ended June 30, 2001 was $284,767. In addition, Mr. Hockenbrocht was awarded a discretionary bonus of $50,000 and was awarded stock options for 40,000 shares of the Company's common stock for that fiscal year.

W. Peter Slusser, Chairman           James N. DeBoer
David P. Molfenter                   David W. Hockenbrocht

     The Executive Compensation Committee Report and Performance Graph set forth herein are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. David W. Hockenbrocht, the Company's Chief Executive Officer and President, is a member of the Compensation Committee and as such participates in establishing compensation for executives of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the Named Executives for services rendered in all capacities during the fiscal years ended June 30, 2001, 2000, and 1999.

                                                                       LONG TERM
                                                                      COMPENSATION
                                                       ANNUAL         ------------
                                                    COMPENSATION       SECURITIES
                                                 ------------------    UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION     FISCAL YEAR    SALARY     BONUS      OPTIONS      COMPENSATION
   ---------------------------     -----------   --------   -------   ------------   ------------
John J. Smith(1)                      2001       $126,237   $   -0-         -0-         $  -0-
Chairman of the Board and             2000        302,969       -0-         -0-          1,400(4)
Chief Executive Officer               1999        302,969       -0-         -0-          1,400(4)
David W. Hockenbrocht(1)              2001        284,767    50,000      40,000          9,565(2)
Chief Executive Officer and           2000        270,000       -0-         -0-          2,801(3)
President                             1999        235,000    35,000         -0-          1,400(4)
Douglas E. Johnson                    2001        138,091    33,000      10,000          3,452(5)
Chief Operating Officer and           2000        128,479       -0-         -0-            835(5)
Executive Vice President              1999        117,590    31,617         -0-            -0-
Richard L. Langley                    2001        125,000    25,000      35,000          3,815(6)
Chief Financial Officer,              2000        115,820       -0-         -0-            594(5)
Vice President and Treasurer          1999         98,060    10,000         -0-            -0-
Charles A. Stranko                    2001        100,502       -0-       2,500          1,241(5)
Vice President,                       2000         91,704     5,000         -0-            -0-
General Manager                       1999         70,364       -0-       5,000            -0-
Sparton Technology, Inc.
Alan J. Houghtaling                   2001         96,697     5,000       6,000          2,376(5)
Vice President, Director              2000        106,755       -0-         -0-            749(5)
Business Development                  1999         97,175       -0-         -0-            -0-

---------------

(1) The late John J. Smith was Chairman of the Board and Chief Executive Officer until October of 2000. Mr. Hockenbrocht was appointed Chief Executive Officer in October of 2000.

(2) Directors' fees of $2,450 plus Company contribution to defined contribution benefit plan of $7,115.

(3) Directors' fees of $1,400 plus Company contribution to defined contribution benefit plan of $1,401.

(4) Directors' fees.

(5) Company contributions to the employee's defined contribution benefit plan.

(6) Directors' fees of $700 plus Company contribution to defined contribution benefit plan of $3,115.

OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF TOTAL                                       ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS/SAR'S                                        PRICE APPRECIATION FOR
                            UNDERLYING        GRANTED TO      EXERCISE OR                            OPTION TERM(4)
                           OPTIONS/SAR'S     EMPLOYEES IN     BASE PRICE                         -----------------------
NAME                        GRANTED(1)      FISCAL YEAR(2)     PER SHARE    EXPIRATION DATE(3)      5%           10%
----                       -------------   ----------------   -----------   ------------------   ---------    ----------
David W. Hockenbrocht         40,000           28.78%           $4.250           12/18/05         $46,920      $103,870
Douglas E. Johnson            10,000             7.19            4.250           12/18/05          11,730        25,968
Richard L. Langley            15,000            10.79            4.125            9/29/05          17,078        37,806
Richard L. Langley            20,000            14.39            4.250           12/18/05          23,460        51,935
Charles A. Stranko             2,500             1.80            4.250           12/18/05           2,933         6,492
Alan J. Houghtaling            6,000             4.32            4.250           12/18/05           7,038        15,581

---------------

(1) These options were granted under the Company's 1999 Stock Option Plan and have a five year term. Options become exercisable cumulatively beginning one year after the date granted, in four equal annual installments.

(2) During the fiscal year ended on June 30, 2001, options to purchase an aggregate of 139,000 shares of common stock of the Company were granted to various employees.

(3) Options may terminate before their expiration dates if the optionee's status as an employee is terminated, or upon the optionee's death.

(4) Potential realizable value is based on the assumption that the market price of the stock will obtain an annual growth projection of 5% -- 10% over the five year vesting periods. This assumed growth rate equates to a 27.6% and 61.0% cumulative increase, respectively. These values do not reflect the Company's estimate of future stock appreciation.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of stock options or stock appreciation rights ("SARs") during the year and unexercised options and SARs held at June 30, 2001.

                      AGGREGATED OPTION/SARS EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING              VALUE OF UNEXERCISED IN THE
                                                 UNEXERCISED OPTIONS/SARS AT    MONEY OPTIONS/SARS AT FISCAL
                                                       FISCAL YEAR-END                   YEAR-END(L)
                         SHARES                 -----------------------------   -----------------------------
                        ACQUIRED      VALUE
        NAME           ON EXERCISE   REALIZED   EXERCISEABLE   UNEXERCISEABLE   EXERCISEABLE   UNEXERCISEABLE
        ----           -----------   --------   ------------   --------------   ------------   --------------
David W. Hockenbrocht      -0-         $-0-        32,000          40,000         $ 8,800         $110,000
Douglas E. Johnson         -0-          -0-        20,000          10,000             -0-           27,500
Richard L. Langley         -0-          -0-        13,750          31,250          10,406           86,219
Charles A. Stranko         -0-          -0-         1,250           6,250           3,938           18,688
Alan J. Houghtaling        -0-          -0-         6,000           6,000             -0-           16,500

---------------

(1) The value of unexercised options reflects the increase in market value of the Company's Common Stock from the date of grant through June 30, 2001, when the closing price of the Company's stock was $6.90 per share. The value actually realized upon exercise by the Named Executives will depend on the value of the Company's Common Stock at the time of exercise. The market price of the Company's Common Stock was below the exercise price on some outstanding stock options.

RETIREMENT PROGRAMS

     The Company maintains a defined benefit retirement plan for domestic employees of the Company which provides for monthly pensions following retirement. During the past year, no cash contributions were made by the Company to the plan as in the judgment of the Company's independent actuaries, the pension plan was fully funded. The plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contributed 5% of their monthly compensation (excluding bonuses) per month, the plan provides for an additional monthly pension amount equal to 1 1/2% of the participant's final five-year average monthly compensation (excluding bonuses) times the participant's years of contributory credited service to a maximum of 30 years.

     Effective April 1, 2001, the Company amended its defined benefit retirement plan to determine benefits by a cash balance formula. Under the cash balance formula, each participant has a benefit equal to their cash balance account which is credited yearly with 2% of their salary, as well as the interest earned on their previous year-end cash balance. Service under the Company's prior salary-based formula was frozen as of March 31, 2001, and the benefit formula amended to calculate the monthly pension based upon the participant's final five-year average earnings as defined.

     The following table shows the estimated annual retirement benefits, payable under the prior salary-based formula, in specified remuneration and service classifications upon normal retirement at age 65(or June 30, 2001, if the individual is currently age 65 or older). The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by Federal statute to $170,000 for 2001. This amount is subject to future adjustment by the Internal Revenue Service.

FINAL 5-YEAR AVERAGE    YEARS OF CONTRIBUTORY AND CREDITED SERVICE AT AGE 65
   ANNUAL EARNINGS      ----------------------------------------------------
 (EXCLUDES BONUSES)        5          10         15         20         25
--------------------    --------   --------   --------   --------   --------
      $ 60,000          $ 4,635    $ 9,270    $13,905    $18,540    $23,175
        80,000            6,135     12,270     18,405     24,540     30,675
       100,000            7,635     15,270     22,905     30,540     38,175
       120,000            9,135     18,270     27,405     36,540     45,675
       140,000           10,635     21,270     31,905     42,540     53,175
       160,000           12,135     24,270     36,405     48,540     60,675
       180,000           13,635     27,270     40,905     54,540     68,175

     The following Named Executives have years of contributory credited service and current annual earnings under the plan as of June 30, 2001 as follows:

                       YEARS OF CONTRIBUTORY   CURRENT ANNUAL EARNINGS
       OFFICER           CREDITED SERVICE         (EXCLUDING BONUS)
       -------         ---------------------   -----------------------
David W. Hockenbrocht          22.25                  $284,767
Douglas E. Johnson             11.75                   138,091
Richard L. Langley             13.75                   125,000
Charles A. Stranko                --                   100,502
Alan J. Houghtaling             3.75                    96,697

     In addition to benefits payable under the salary-based formula of the defined benefit plan, benefits are available under the cash balance formula. Estimated lump sum benefits equal to their cash balance account under the cash balance pension plan upon retirement at age 65 (or June 30, 2001, if the individual is currently age 65 or older) for Messrs. Hockenbrocht, Johnson, Langley, Stranko and Houghtaling are, $4,049, $57,378, $33,521, $92,540, and $82,788 respectively, assuming each Named Executive receives no pay increase and cash balances are credited with interest at a rate of 6.00% per annum.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than ten percent of a registered class of the Company's equity securities, are required to report any changes in their ownership of the Company's securities to the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, all required reports were properly filed by such persons during the fiscal year ended June 30, 2001.

PERFORMANCE GRAPH

     The following is a line-graph presentation comparing cumulative, five-year shareholder returns, on an indexed basis, of the Company's Common Stock with that of a broad market index (the S&P 500 Composite Index) and the Electronics Component of the NASDAQ. The comparison assumes a $100 investment on June 30, 1996, and the reinvestment of dividends.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
              SPARTON CORPORATION, S&P INDEX AND INDUSTRY INDEXES
                          (INDEX JUNE 30, 1996 = 100)
                                    [GRAPH]

                                                         NASDAQ                   S&P 500 INDEX            SPARTON CORPORATION
                                                         ------                   -------------            -------------------
1996                                                       100                         100                         100
1997                                                       164                         132                         279
1998                                                       163                         170                         196
1999                                                       289                         205                         141
2000                                                       718                         217                          97
2001                                                       265                         183                         162

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Mr. David W. Hockenbrocht is a member of the Board of Directors of Cybernet Systems, Inc. Sparton Corporation received a $200 Director's fee for the Board Meeting attended by Mr. Hockenbrocht.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for many years, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS -- 2002 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company not later than May 31, 2002, at its principal executive offices, 2400 East Ganson Street, Jackson, Michigan 49202, Attention: Secretary, for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders. Holders of Proxies solicited by management will be entitled to exercise discretionary voting authority on any shareholder proposals, other than those included in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders, unless the Company receives notice of such proposal at the above address on or before August 13, 2002.

                                          By Order of the Board of Directors

                                          R. JAN APPEL,
                                          Secretary

Dated: September 28, 2001

                                   APPENDIX A

                              SPARTON CORPORATION

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

     The Audit Committee shall provide assistance to the members of the Board of Directors in fulfilling their responsibility to shareholders, potential shareholders, and the investment community relating to the Company's accounting and reporting practices, and the quality and integrity of its financial reports. The Audit Committee's primary duties and responsibilities are to:

     - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

     - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

     - Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policies.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

     To the extent necessary to discharge its duties hereunder, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the New York Stock Exchange.

     The members of the Audit Committee shall be appointed by the Board. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet as frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee should meet at least annually with management, and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairperson should meet with the independent auditors and management as requested to review the Company's financial statements consistent with Section
IV.3 below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     1. Review and reassess at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

      2. Review with management and the independent auditors the Company's annual financial statements, including a discussion with the independent auditors of the matters required to be discussed by auditing standards generally accepted in the United States.

      3. At the request of the independent auditors or management, review with the independent auditors and management the Company's quarterly financial statements, including any discussion with the independent auditors of any matters required to be discussed by auditing standards generally accepted in the United States. The Chairperson of the Audit Committee or such other member of the Audit Committee designated by the Chairperson may represent the entire Audit Committee for purposes of this review.

      4. Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such independent auditors' review of the financial statements and controls of the Company. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to determine the independence of the independent auditors.

      5. Oversee independence of the independent auditors by:

          - Receiving from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company consistent with requirements of the Independence Standards Board;

          - Reviewing, and actively discussing with the Board, if necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the independent auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and

          - Recommending, if necessary, that the Board take appropriate action to satisfy itself of the independence of the independent auditors.

      6. In consultation with the Company's Chief Financial Officer and independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

      7. Establish regular systems for reporting to the Audit Committee by management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

      8. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

      9. Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     10. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     11. Review, with the Company's General Counsel, any legal matter that could have a material impact on the Company's financial statements.

     12. Report through its Chairperson or his designee to the Board following meetings of the Audit Committee.

     13. Maintain minutes or other records of meetings and activities of the Audit Committee.

V. GENERAL

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                  APPENDIX B

                              AMENDED AND RESTATED
                    SPARTON CORPORATION STOCK INCENTIVE PLAN
                             DATED OCTOBER ___ 2001


                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN


     1.1 Establishment of the Plan. Sparton Corporation, an Ohio corporation (the "Company"), established an incentive compensation plan known as the "Sparton Corporation Stock Incentive Plan" (the "Plan") pursuant to the approval of the shareholders at the annual meeting of shareholders on October 27, 1999. The Plan permits the granting of stock options, stock appreciation rights, restricted stock and other stock-based awards to key employees of the Company and its subsidiaries.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and reward such individuals. The proposed amendments to the Plan will allow nonemployee directors to participate in the Company's future and assist the Company in attracting quality individuals to act in such capacity.

     1.3 Amendment and Restatement. Subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 2001 Annual Meeting of Shareholders, the Amended and Restated Plan shall be effective as of the date of that meeting (the "Effective Date")

     1.4 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ( "Termination Date") , provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.


                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock and Performance Shares.

     2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.4 "Board" shall mean the Board of Directors of the Company.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean the Committee as specified in Article 3, if appointed by the Board to administer the Plan. If no Committee is appointed, "Committee" shall mean the Board. The Board shall be responsible for the administration of the Plan for the benefit of the Nonemployee Directors. References to the Committee concerning the administration of the Plan shall refer to the Board if the Participant or proposed Participant is a Nonemployee Director

     2.7 "Common Stock" shall mean the Common Stock, $1.25 par value per share, of the Company.

     2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.9 "Employee Participant" shall mean an employee of the Company or its Subsidiaries who holds an outstanding Award granted under the Plan.

     2.10 "Fair Market Value" shall mean the closing price per share of the Common Stock for such date on the New York Stock Exchange ( "NYSE" ) . If no sale of shares of Common Stock is reflected on the NYSE on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reported by the NYSE.

     2.11 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.12 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

     2.13 "Nonemployee Director" shall mean a person who satisfies (1) the definition of "Nonemployee Director" within the meaning set forth in Rule 16b-3(b) (3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the

"Exchange Act") , or any successor definition adopted by the SEC, and (2) the definition of "outside director" within the meaning of Section 162(m) of the Code.

     2.14 "Nonemployee Director Participant" shall mean a person who satisfies the definition described in Paragraph 2.13 above and holds an outstanding Award granted under the Plan.

     2.15 "Nonqualified Stock Option " or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.16 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

     2.17 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.18 "Participant" shall mean, alternatively, an employee of the Company or a Subsidiary, or a Nonemployee Director who holds an outstanding Award granted under the Plan.

     2.19 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.20 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member" ) , (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.21 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

     2.22 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains retirement age as established by the Committee at the time an Award is made.

     2.23 "Restricted Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

     2.24 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.25 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.26 "Termination of Employment" shall mean the termination of an Employee Participant's employment with the Company or a Subsidiary. An Employee Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

     2.27 "Termination of Directorship" shall mean the termination of the Nonemployee Director's status as a member of the Board of Directors of the Company, as a result of the resignation from office by the Nonemployee Director, the death of the Nonemployee Director during an unexpired term of office, the removal of the Nonemployee Director by action of the Board of Directors, or the expiration of a term of office.


                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Board or, if appointed by the Board to administer the Plan, a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director. If a Committee is not appointed to administer the Plan, the Board shall be substituted for the Committee wherever the Committee is referred to in the Plan. Notwithstanding the appointment of a Committee under the terms of the Plan, only the Board shall have the authority to grant an Award to a Nonemployee Director.

     3.2 Board and Committee Authority. Subject to the Company's Code of Regulations, Bylaws and the provisions of this Plan, the Board and the Committee shall have full authority to grant Awards to Nonemployee Directors and/or key employees, respectively, of the Company or a Subsidiary:

          (a) To select the key employees and/or Nonemployee Directors of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, and Performance Shares, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder. Notwithstanding the foregoing, without the prior approval of the Company's shareholders, neither the Committee nor the Board of Directors shall have the authority to lower the exercise price of an option previously granted, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.


                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 760,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the

Committee shall determine from time to time. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or canceled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares. In addition, Shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan:

          (1) Any Shares of the Company's Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options; and

          (2) Shares withheld to pay the Option Price or tax withholding obligations.


                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key employees or Nonemployee Directors of the Company or a Subsidiary as the Committee or, in the case of the Nonemployee Directors, the Board shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by the proposed participants, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Board and/or Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.


                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO) .

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or to a Nonemployee Director. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

          (a) Employee Participant's Agreement. Each Employee Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

          (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

          (d) Exercisability. Except as provided in Section 12.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

          (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances, and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock) . No shares of stock shall be issued until payment has been made. A Participant shall generally have the right to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

          (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and
     (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i) . Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h) , and (i) . The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (g) Termination of Employment for Reasons other than Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Employee Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of not more than thirty (30) days following Termination of Employment, as specified in the Award Agreement, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

          (h) Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, each Option held by such Employee Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of not more than three (3) years following such Termination of Employment, as specified in the Award Agreement, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Employee Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

          (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within six (6) months after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 6.4(h), at any time within the longer of such extended period or six (6) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (j) Termination of Directorship. Upon Termination of Directorship, each Option held by such Nonemployee Director Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such termination and shall not have been fully exercised, remain exercisable in whole or in part, for a period of not more than three (3) years following such Termination of Directorship, as specified in the Award Agreement, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Nonemployee Director dies after the termination of his or her Directorship and during the period described in the foregoing sentence, to the extent rights to purchase shares under the Option have accrued and have not been fully exercised as of the date of death, the Nonemployee Director Participant's Options shall be exercisable in accordance with
     Section 6.4(i) above.

          (k) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g), (h), (i) or
     (j) is applicable shall terminate upon expiration of such exercise period.

          (l) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

     6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by, the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

     7.3 Nontransferability. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.


                                    ARTICLE 8
                                RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sparton Corporation Stock Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated _________________. Copies of such Plan and Agreement are on file in the offices of the Company."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than four (4) consecutive years thereafter (the "Restriction Period") , the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.


                                    ARTICLE 9
                               PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article 9 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.


                                   ARTICLE 10
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 12.1); (ii) change the definition of individuals eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iv) extend the maximum option period under Section 6.4(c) of the Plan. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 12.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.


                                   ARTICLE 11
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 12
                              ADJUSTMENT PROVISIONS

     12.1 Antidilution. Subject to the provisions of this Article 12, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     12.2 Change in Control. Notwithstanding Section 12.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, Change in Control, or consolidation or merger of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. A Change in Control means the first to occur of any one of the following events:

          (a) Any "person, " as such term is used in Sections 13 (d) and 14 (d)
     (2) of the Securities Exchange Act of 1934, as amended ("Act"), other than the Company or a Subsidiary, or a trustee of an employee benefit plan sponsored solely by the Company or a Subsidiary is or becomes, other than by purchase from the Company, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of shares of Common Stock or other securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, excluding any such beneficial holders as of the Effective Date of this Plan;

          (b) During any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (c) Any other event or series of events which, notwithstanding any other provision of this definition, is determined by the Board to constitute a Change in Control of the Company for purposes of this Plan.

     12.3 Adjustments by Committee. Any adjustments pursuant to this Article 12 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.


                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     13.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Employee Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

     13.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     13.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     13.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     13.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     13.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.


               ---------------------------------------------------

     September 28, 2001

     Dear Shareholder,

     The Annual Meeting of your Company will be held on October 24, 2001. At this meeting, we will be electing three directors each for a term of three years as set forth in the Proxy Statement and considering a proposal to approve amendments to the Company's Stock Incentive Plan.

     We ask that you please give us your support by signing, dating and returning the attached proxy card in the postage paid envelope as soon as possible. Your vote is important, regardless of the number of shares that you own.

     If your shares are held in the name of a bank or brokerage firm, only that firm can execute a proxy on your behalf. Please contact the person responsible for your account with your voting instructions.

     Very truly yours,

     Bradley O. Smith, Chairman

                  DETACH PROXY CARD HERE

      REVOCABLE PROXY  SPARTON CORPORATION

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    OF SPARTON CORPORATION

      Bradley O. Smith, David W. Hockenbrocht and R. Jan
      Appel, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SPARTON
      CORPORATION on October 24, 2001 at 10:00 A.M.,
      Eastern Daylight Time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned and as described in the Proxy Statement. IF NO
      DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
      THE ELECTION OF ALL NOMINEES AS DESCRIBED IN ITEM 1
      AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S STOCK
      INCENTIVE PLAN.

      The Board of Directors recommends a vote "FOR" the election of the three named nominees and "FOR" the proposal to amend the Company's Stock Incentive
      Plan.

                                                                                  FOR                           WITHHELD
         1.  Election of Directors:      David P. Molfenter
                                                                               ---------                      ------------
                                         W. Peter Slusser
                                                                               ---------                      ------------
                                         Bradley O. Smith
                                                                               ---------                      ------------
         2.  Proposal to amend and restate the Company's Stock Incentive Plan.
                                          FOR                          AGAINST                          ABSTAIN
                                               --------                         --------                          --------

         3.  To transact such other business that may properly come before the meeting or at any adjournments thereof.

     SIGNATURE(S)  _____________________ Dated:  ___________

     SIGNATURE(S)  _____________________ Dated:  ___________

     Please sign and date this Proxy exactly as your name(s) appears herein and return in the enclosed envelope which requires no postage. If executing on behalf of a corporation, minor, etc., sign that name and add signature and capacity of authorized signer.


                                                  IMPORTANT: THE PROMPT RETURN
                                                  OF PROXIES WILL SAVE THE
                                                  CORPORATION THE EXPENSE OF
                                                  FURTHER REQUESTS FOR PROXIES
                                                  TO ENSURE A QUORUM AT THE
                                                  MEETING. A SELF-ADDRESSED,
                                                  POSTAGE-PREPAID ENVELOPE IS
                                                  ENCLOSED FOR YOUR CONVENIENCE.